Exhibit 99.1

Zoned Properties Reports Fourth Quarter and Full-Year 2017 Financial Results

SCOTTSDALE, Ariz., March 13, 2018 /PRNewswire/ -- Zoned Properties, Inc. (OTCQX: ZDPY), a strategic real estate development firm whose primary mission is to identify, develop and lease sophisticated, safe and sustainable properties in emerging industries, including the licensed medical marijuana industry, today announced its financial results for the three and 12-month periods ended December 31, 2017.

Letter to Shareholders

Management today published a shareholder letter, designed to further elaborate on the Company’s strategy and recent progress. Interested parties may view this letter here.

2017 HIGHLIGHTS

ZONED PROPERTIES INC

DOUBLE-DIGIT FULL-YEAR **REVENUE GROWTH** 1

▲14%

DECLINING **OPERATING EXPENSES** 2

▼33% FY2017

NET INCOME **FOR EACH QUARTER OF 2017** 3

$1.4M OR $.07/PER SHARE

FY2017

INCREASING **ANNUAL BASE RENT**(a) 4

$1.3M 2017

$1.6M 2018

Comparisons are FY2017 vs. FY2016, and include a one-time gain of approximately $832,000 on the sale of a property in Tempe, Ariz. recognized in the first quarter of 2017.

Fourth Quarter 2017 Financial Results

•	Revenue decreased 2% to $533,000, compared to $543,000 for the fourth quarter of 2016, reflecting a decrease in third party revenue due to the sale of a building in Tempe, AZ in March 2017, offset by an increase in revenues generated from related party leases.

•	Operating expenses decreased 50% to $329,000, down from $652,000 for the fourth quarter of 2016.

•	Income from operations was $204,000 for the fourth quarter of 2017, compared to a loss from operations of $109,000 for the fourth quarter last year.

•	Net income was $189,000, or $0.01 per basic and diluted share, compared to a net loss of $166,000, or ($0.01) per basic and diluted share, for the fourth quarter of 2016.

•	As of December 31, 2017, the Company had cash of $824,000, compared to $366,000 as of December 31, 2016.

Full-Year 2017 Financial Results

•	Revenue increased 14% to $2.1 million, compared to $1.9 million for the full-year 2016.
•	Operating expenses decreased 33% to $1.4 million, down from $2.1 million for the full-year 2016.
•	Inclusive of the one-time gain of approximately $832,000 on the sale of a property in Tempe, AZ. recognized in the first quarter of 2017, net income was $1.4 million, or $0.07 per basic and diluted share, compared to a net loss of $(502,000), or $(0.03) per basic and diluted share, for the full-year 2016.
•	Net cash provided by operating activities was $54,000 for the full-year 2017 compared to net cash used in operating activities of $3,100 for the full-year 2016.

“At the start of 2017 we expressed our optimism about achieving profitability through increased monthly rental revenue streams and lower operating expenses, and we achieved those goals with revenue growth of 14% and a reduction in our operating expenses of more than 30% to drive net income of $1.4 million and positive cash from operations for the full year,” commented Bryan McLaren, Chief Executive Officer of Zoned Properties. “Our 2017 accomplishments not only drove impressive financial results, but also laid the groundwork for us to further invest in other projects to replicate our successes and further drive value for our shareholders.”

Supplemental Information Regarding Current Portfolio of Rental Properties

At December 31, 2017

	Tempe, AZ (a)	Gilbert, AZ *	Green Valley, AZ	Chino Valley, AZ	Kingman, AZ	Total
Total Rentable Sq. Ft.	60,000	Land	1,440	40,000	1,497	102,937
Sq. Ft. Rented (as of 12/31/17)	27,500	N/A	1,440	10,000	1,497	37,500
Vacant Rentable Sq. Ft.	32,500	N/A	0	30,000	0	65,437
Total # of Tenants	2	1	1	1	1
Annual Base Rent (2018) (b)	482,600	15,000	133,619	796,250	168,782	1,596,251
Annual Base Rent (2019) (b)	617,600	0	140,300	836,062	177,221	1,771,183

(a)	In addition to base rent received from tenants, the company leases 800 square feet of property containing a cell tower located on the property to a third party for $1,450 per month, subject to 5-year extensions. Annual base rent from the cell tower lease is not included in this table.
(b)	Annual base rent represents amount of cash payments due from tenants and differs from revenues to be recognized on the company’s consolidated financial statements.

* The company leases the entire undeveloped 34,717 square feet land parcel to a tenant.

“In 2018, we plan to further leverage our success, experience and industry relationships to capitalize on demand for high-quality, expert property development through our Strategic Advisory Services,” added McLaren. “We are already actively engaged with a number of prospective clients to develop licensed medical marijuana facilities in several states, building a pipeline for future growth. Our strong track record of success puts us in an enviable position of being highly selective with the projects we accept and commit resources to.”

About Zoned Properties, Inc. (ZDPY):

Zoned Properties is a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries, including the licensed medical marijuana industry. Zoned Properties is an accredited member of the Better Business Bureau, the Forbes Real Estate Council, and the U.S. Green Building Council. The Company focuses on the strategic development of commercial properties that face unique zoning challenges; identifying solutions that could potentially have a major impact on cash flow and property value. Zoned Properties targets commercial properties that can be acquired and re-zoned or permitted for specific purposes. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substances Act.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Brett Maas
Managing Partner
Hayden IR
Tel (646) 536-7331
brett@haydenir.com

Tables Follow

Zoned Properties, Inc. and Subsidiaries

Consolidated Balance Sheets

	As of	As of
	December 31,	December 31,
	2017	2016

ASSETS
Cash	$824,240	$366,024
Rental properties, net	7,170,322	6,878,584
Rental property held for sale, net	-	1,140,891
Deferred rent receivable	-	16,462
Deferred rent receivable - related parties	1,708,734	1,006,171
Real estate tax escrow	-	39,487
Note receivable - related party	182,365	-
Prepaid expenses and other current assets	127,902	140,010
Property and equipment, net	35,768	40,212
Security deposits	2,890	8,158

Total Assets	$10,052,221	$9,635,999

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Mortgage payable	$-	$2,100,000
Convertible note payable	-	500,000
Convertible notes payable - related parties	2,020,000	500,000
Accounts payable	8,896	78,311
Accrued expenses	48,468	96,748
Accrued expenses - related parties	33,600	85,541
Deferred revenues	28,750	4,750
Security deposits payable - related parties	71,800	70,000
Security deposits payable	5,864	21,964

Total Liabilities	2,217,378	3,457,314

Commitments and Contingencies

STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value, 5,000,000 shares authorized; 2,000,000 shares issued and
outstanding at December 31, 2017 and 2016 ($1.00 per share liquidation preference)	2,000	2,000
Common stock: $.001 par value, 100,000,000 shares authorized; 17,345,497 and 17,210,318 issued
and outstanding at December 31, 2017 and 2016, respectively	17,345	17,210
Additional paid-in capital	20,630,649	20,352,528
Accumulated deficit	(12,815,151)	(14,193,053)

Total Stockholders' Equity	7,834,843	6,178,685

Total Liabilities and Stockholders' Equity	$10,052,221	$9,635,999

See accompanying notes to consolidated financial statements.

Zoned Properties, Inc. and Subsidiaries

Consolidated Statements of Operations

	For the Years Ended		Three Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
			(Unaudited)	(Unaudited)
REVENUES:
Rental revenues	$80,180	$239,178	$12,187	$61,269
Rental revenues - related parties	2,033,684	1,614,530	521,075	481,569

Total revenues	2,113,864	1,853,708	533,262	542,838

OPERATING EXPENSES:
Compensation and benefits	569,215	472,728	123,814	106,529
Professional fees	232,887	989,506	66,885	385,268
General and administrative expenses	165,500	204,029	34,801	52,037
Depreciation and amortization	225,220	181,899	57,455	55,989
Property operating expenses	112,555	79,101	22,033	24,160
Real estate taxes	90,821	111,186	24,333	27,627
Settlement expense	20,500	87,500	-	-

Total operating expenses	1,416,698	2,125,949	329,321	651,610

INCOME (LOSS) FROM OPERATIONS	697,166	(272,241)	203,941	(108,772)

OTHER (EXPENSES) INCOME:
Interest expenses	(42,983)	(192,492)	-	(48,123)
Interest expenses - related parties	(129,288)	(35,000)	(30,300)	(8,750)
Gain (loss) on sale of property and equipment	831,753	(1,843)	-	-
Other income	12,750	-	12,750	-
Interest income	8,504	-	2,882	-

Total other (expenses) income, net	680,736	(229,335)	(14,668)	(56,873)

INCOME (LOSS) BEFORE INCOME TAXES	1,377,902	(501,576)	189,273	(165,645)

PROVISION FOR INCOME TAXES	-	-	-	-

NET INCOME (LOSS)	$1,377,902	$(501,576)	$189,273	$(165,645)

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$0.07	$(0.03)	$0.01	$(0.01)
Diluted	$0.07	$(0.03)	$0.01	$(0.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	17,309,446	17,150,944	17,309,446	17,150,944
Diluted	17,482,142	17,150,944	17,482,142	17,150,944

Zoned Properties, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	For the Years Ended
	December 31,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$1,377,902	$(501,576)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	225,220	181,899
Stock-based compensation	223,375	249,125
Stock option expense	14,806	559,578
Stock-based settlement expense	10,500	65,625
(Gain) loss from sale of property and equipment	(831,753)	1,843
Change in operating assets and liabilities:
Deferred rent receivable	-	(7,553)
Deferred rent receivable - related parties	(702,563)	(639,158)
Real estate tax escrow	39,487	6,585
Note receivable	(182,365)	-
Prepaid expenses and other assets	12,108	(28,951)
Security deposits	5,268	-
Accounts payable	(69,415)	41,514
Accrued expenses	(26,406)	4,704
Accrued expenses - related parties	(51,941)	28,999
Deferred revenues	24,000	4,750
Security deposits payable - related party	1,800	43,750
Security deposits payable	(16,100)	(14,226)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	53,923	(3,092)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of buildings and improvements	(497,309)	(910,314)
Cash received from sale of property and equipment	1,984,188	500
Acquisition of property and equipment	(2,586)	(2,534)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	1,484,293	(912,348)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible debt - related parties	2,020,000	-
Repayment of convertible note - related party	(500,000)	-
Repayment of convertible note	(500,000)	-
Repayment of mortgage payable	(2,100,000)	-

NET CASH USED IN FINANCING ACTIVITIES	(1,080,000)	-

NET INCREASE (DECREASE) IN CASH	458,216	(915,440)

CASH, beginning of year	366,024	1,281,464

CASH, end of year	$824,240	$366,024

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$225,087	$192,500

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for buildings and improvements	$7,700	$60,000
Issuance of common stock for future services	$-	$5,375
Common stock issued for accrued settlement payable	$21,875	$-
Reclassification of rental property to rental property held for sale	$-	$1,140,891

See accompanying notes to consolidated financial statements.